UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 4, 2023
TYSON FOODS, INC.
(Exact name of Registrant as specified in its charter)

Delaware		001-14704	71-0225165
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

2200 West Don Tyson Parkway,
Springdale,	Arkansas		72762-6999
(Address of Principal Executive Offices)			(Zip Code)
(479) 290-4000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class			Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock	Par Value	$0.10	TSN	New York Stock Exchange
Class B stock is not publicly listed for trade on any exchange or market system. However, Class B stock is convertible into Class A stock on a share-for-share basis.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 4, 2023, Tyson Foods, Inc. (the “Company”) appointed Lori Bondar as Senior Vice President and Chief Accounting Officer. In connection with the appointment, Phillip Thomas will step down as Chief Accounting Officer, and will continue in his role as Vice President and Controller of the Company, focusing more extensively on certain upcoming reporting requirements and corporate transformation initiatives.
Ms. Bondar, age 62, was most recently Vice President, Controller, Chief Accounting Officer and Treasurer of Avery Dennison Corporation, a leading manufacturing company specializing in labeling and functional materials. She joined Avery Dennison Corporation in 2008, has served as its Vice President, Controller and Chief Accounting Officer since 2010, and was appointed as Treasurer in 2020. Prior to 2008, Ms. Bondar held various senior financial and accounting roles, including as Chief Financial Officer of Acetex Corporation, as Chief Financial Officer of the Styrenics Division of Nova Chemicals, and as Vice President Market Risk Management at TransCanada.
In connection with her appointment, Ms. Bondar will receive an annual base salary of $500,000 and will be eligible to participate in the Company’s annual incentive plan, with a target annual incentive of 70% of her base salary. She also received a sign-on payment of $100,000 and a one-time contribution of $600,000 to the Company’s Executive Savings Plan. Ms. Bondar will be required to repay the sign-on payment if she voluntarily terminates her employment prior to her two-year anniversary with the Company, and she will also be required to forfeit the one-time contribution if she voluntarily terminates her employment or is terminated for cause within that time.
Ms. Bondar received a one-time restricted stock award in the amount of $1,400,000, which will vest equally on each of the first three anniversaries of the grant date. Additionally, she is eligible to participate in the Company’s long-term incentive program. Her annual long-term incentive target award is $300,000, with the mix of such award being weighted at 25%, 25% and 50% among stock options, restricted stock and performance stock, respectively. She is also eligible to participate in the Company’s Executive Rewards Allowance, which provides her with an annual cash allowance of $12,000, and for relocation benefits in accordance with Company policy.
There is no family relationship between Ms. Bondar and any director or officer of the Company, nor is there any arrangement or understanding between Ms. Bondar and any other person(s) pursuant to which she was selected to serve as the Company’s Senior Vice President and Chief Accounting Officer. Ms. Bondar is not a party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: December 7, 2023	By:	/s/ John R. Tyson

	Name:	John R. Tyson
	Title:	Executive Vice President and Chief Financial Officer

3